Exhibit 5.1

300 North LaSalle

Chicago, IL 60654

(312) 862-2000	Facsimile:
www.kirkland.com	(312) 862-2200

June 7, 2018

Infrastructure and Energy Alternatives, Inc.

2647 Waterfront Parkway East Drive

Suite 100

Indianapolis, Indiana 46214

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) relating to the registration of up to 2,157,765 shares of common stock of the Company, par value $0.0001 per share (the “Shares”), issuable under the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (the “2018 Plan”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Company’s Articles of Incorporation, as amended to date and the Company’s Amended and Restated Bylaws; (ii) minutes and records of the corporate proceedings of the Company; (iv) the 2018 Plan and the forms of award agreement used thereunder; and (v) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that the Shares are duly authorized and, when

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(i) the Registration Statement related to the Shares becomes effective under the Securities Act and (ii) the Shares have been duly issued pursuant to and in accordance with the terms and conditions of the 2018 Plan and the award agreements thereunder, and when the Shares are registered by the Company’s transfer agent, and upon receipt by the Company of the consideration to be paid therefor, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP